UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Worthington Road
Suite 100
West Palm Beach, Florida 33409
(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Ocwen’s Annual Meeting of Shareholders was held on May 6, 2010. Shareholders voted on the matters set forth below.

1. The nominees for election to the Board of Directors were elected, each for a one-year term or until their successors shall be elected and qualified, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes
William C. Erbey	83,869,186	0	814,779	2,516,079
Ronald M. Faris	84,021,819	0	662,146	2,516,079
Ronald J. Korn	84,125,258	0	558,707	2,516,079
William H. Lacy	84,020,921	0	663,044	2,516,079
David B. Reiner	84,074,618	0	609,347	2,516,079
Barry N. Wish	80,950,562	0	3,733,403	2,516,079

2. The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010 was approved based upon the following votes:

Votes for approval	87,009,790
Votes against	28,130
Abstentions	162,124
There were no broker non-votes for this item.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCWEN FINANCIAL CORPORATION

By:	/s/ David J. Gunter

David J. Gunter Executive Vice President, Chief Financial Officer and Chief Accounting Officer (On behalf of the Registrant and as its principal financial officer)
DATE:  May 26, 2010

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